UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

A-MARK PRECIOUS METALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	11-2464169
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 6300
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

A-Mark Precious Metals, Inc. ("the Company") is filing this registration statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (“Common Stock”), from the Nasdaq Global Select Market to the New York Stock Exchange (“NYSE”). The Common Stock will begin trading on the NYSE at the market open on December 2, 2025.

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Company's Common Stock included in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, filed with the U.S. Securities and Exchange Commission on September 12, 2023, is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A-MARK PRECIOUS METALS, INC.

Date:	November 26, 2025	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary